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                                  EXHIBIT (21)


                           SUBSIDIARIES OF REGISTRANT


                   The following lists each of the Registrant's significant domestic and foreign subsidiaries.


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                                                                                 Percent
                                                            Jurisdiction        of Voting
                                                              in Which          Securities
Name of Corporation                                         Incorporated          Owned
- -------------------                                         ------------        ----------

 Milton Roy Company. . . . . . . . . . . . . . . . . . . . . Pennsylvania          100%
    Sundstrand S.A.. . . . . . . . . . . . . . . . . . . . . France                100%
      Sullair-Europe S.A.. . . . . . . . . . . . . . . . . . France                 99%
      Sundstrand International S.A.. . . . . . . . . . . . . France                 99%
      Dosapro-Milton Roy S.A.. . . . . . . . . . . . . . . . France                100%
 Sundstrand Pacific Holdings (Pte) Ltd . . . . . . . . . . . Singapore             100%
    Sundstrand Pacific Aerospace Pte Ltd . . . . . . . . . . Singapore             100%
 The Falk Corporation. . . . . . . . . . . . . . . . . . . . Delaware              100%
 Sullair Corporation . . . . . . . . . . . . . . . . . . . . Indiana               100%
 Sundstrand FSC, Inc.. . . . . . . . . . . . . . . . . . . . Virgin Islands        100%

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